UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SOLIGENIX, INC.
(Name of Registrant as Specified In Its Charter)

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SOLIGENIX, INC.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 25, 2013

To the Stockholders:

The Annual Meeting of Stockholders of Soligenix, Inc., will be held at the Double Tree Hotel, 4355 US Route 1, Princeton, NJ 08540, on Wednesday, September 25, 2013, at 9:00 A.M., Eastern Daylight Time, for the following purposes, each as more fully described herein:

1.  To elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2.  To approve an amendment to our 2005 Equity Incentive Plan to increase the maximum number of shares of common stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares;

3.  To hold an advisory vote on executive compensation;

4.  To hold an advisory vote on the frequency of holding an advisory vote on executive compensation;

5.  To ratify the appointment of EisnerAmper LLP as our independent auditors for the year ending December 31, 2013; and

6.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 29, 2013 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

Information concerning the matters to be acted upon at the Annual Meeting is included in the proxy statement. Whether or not you expect to attend the Annual Meeting, your vote is important. Please vote as soon as possible via either the internet, telephone or mail.

By Order of the Board of Directors

/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer

Princeton, New Jersey
August 15, 2013

SOLIGENIX, INC.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540
Phone: (609) 538-8200

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to stockholders of record as of the close of business on July 29, 2013 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on September 25, 2013. This proxy statement and the form of proxy are being made available to the stockholders on or about August 15, 2013. Our Annual Report on Form 10-K for the year ended December 31, 2012 (which does not form a part of the proxy solicitation materials) is being made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on July 29, 2013 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.  On July 29, 2013, 19,030,487 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1.  “FOR” the election of all of the named nominees as directors;

2.  “FOR” the approval of the amendment to our 2005 Equity Incentive Plan (the “2005 Plan”) to increase the maximum number of shares of our Common Stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares;

3.  “FOR” the approval of the compensation of our executive officers;

4.  “3 YEARS” as the frequency with which stockholders are provided an advisory vote on executive compensation;

5.  “FOR” the ratification of EisnerAmper LLP as our independent auditors; and

6.  In accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by doing so in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

●	By Internet: Go to www.proxyvote.com and follow the instructions (have your proxy card available).

●	By Telephone: Call 1-800-690-6903 and follow the voice prompts (have your proxy card available).

●	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of directors.

2. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the amendment to our 2005 Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares.

3. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the compensation of our executive officers.

4. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve the frequency of holding an advisory vote on executive compensation.

5. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2013.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election.  Abstentions will have the same effect as votes against the proposal (1) to approve the amendment to our 2005 Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan; (2) the advisory vote on executive compensation, (3) the advisory vote on the frequency of holding an advisory vote on executive compensation and (4) to ratify the appointment of EisnerAmper LLP, but broker non-votes will not be counted as votes against such proposals or as shares present or represented at the meeting.

Quorum

The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Keith L. Brownlie, CPA, Gregg A. Lapointe, CPA, Robert J. Rubin, MD, and Jerome Zeldis, MD, PhD for election to the Board of Directors.

Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting “FOR” the election of Dr. Schaber, Mr. Brownlie, Mr. Lapointe, Dr. Rubin, and Dr. Zeldis as directors to serve until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified, unless he or she dies, resigns or is removed from office prior to that time.

The table below contains information regarding the current members of the Board of Directors and executive officers. The ages of individuals are provided as of July 29, 2013:

Name	Age	Position
Christopher J. Schaber, PhD	46	Chairman of the Board, Chief Executive Officer and President
Keith L. Brownlie, CPA	61	Director
Gregg A. Lapointe, CPA	54	Director
Robert J. Rubin, MD	67	Director
Jerome Zeldis, MD, PhD	63	Director
Robert N. Brey, PhD	62	Chief Scientific Officer and Senior Vice President
Kevin J. Horgan, MD	53	Chief Medical Officer and Senior Vice President
Joseph M. Warusz, CPA	57	Vice President of Finance, Acting Chief Financial Officer and Corporate Secretary

Christopher J. Schaber, PhD has over 24 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed Chairman of the Board on October 8, 2009. He also serves on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009, and is a member of the corporate councils of both the National Organization for Rare Diseases (“NORD”) and the American Society for Blood and Marrow Transplantation (“ASBMT”) since October 2009 and July 2009, respectively. Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. During his tenure at Discovery Laboratories, Inc., Dr. Schaber played a significant role in raising over $150 million through both public offerings and private placements. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School. Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as an executive senior officer with our company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Keith L. Brownlie, CPA has been a director since June 2011. Mr. Brownlie currently serves as a member of the Board of Directors of Epicept Corporation, a publicly traded, specialty pharmaceutical company focused on the clinical development and commercialization of pharmaceutical products for the treatment of cancer and pain, a position he has held since April 2011. Mr. Brownlie also serves on the Board of Directors of RXi Pharmaceuticals Corporation, a publicly traded biotechnology company involved in the research and development of RNAi products for the diagnosis, prevention and treatment of human diseases, a position he has held since June 2012. In July 2013, Mr. Brownlie joined the Board of Cancer Genetics, Inc., a publicly traded, emerging leader in DNA-based cancer diagnostics. From 1974 to 2010, Mr. Brownlie worked with the accounting firm of Ernst & Young LLP where he served as audit partner for numerous public companies and was the Life Sciences Industry Leader for the New York metro area where he was involved with over 100 public and private financings and M&A transactions. Mr. Brownlie received a BS in Accounting from Lehigh University and is a Certified Public Accountant in the state of New Jersey. Mr. Brownlie co-founded the New Jersey Entrepreneur of the Year Program and was Vice President and Trustee of the New Jersey Society of CPAs. In addition, he served as accounting advisor to the board of the Biotechnology Council of New Jersey. Mr. Brownlie was selected to serve as a member of our Board of Directors because of his vast experience as an audit partner for numerous public companies and as a director of a publicly traded specialty pharmaceutical and biotechnology companies.

Gregg Lapointe, CPA has been a director since March 2009. Mr. Lapointe is currently CEO of Cerium Pharmaceuticals, Inc., and serves on the Board of Directors of SciClone Pharmaceuticals, Inc. and Cambrooke Foods, Inc., and the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences.  He has previously served on the Board of Directors of the Pharmaceuticals Research and Manufacturers of America and Questcor Pharmaceuticals, Inc., and has been a member of the Corporate Council of NORD for several years. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc., a private biopharmaceutical company, from September 2001 through March 2012, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer from April 2008 to February 2012. From May, 1996 to August, 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.). Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing. Mr. Lapointe began his career at Price Waterhouse. Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his M.B.A. degree from Duke University. He is a C.P.A. in the state of Illinois and a Chartered Accountant in Ontario, Canada. Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical medical products industries.

Robert J. Rubin, MD has been a director since October 2009. Dr. Rubin was a clinical professor of medicine at Georgetown University from 1995 until 2012 when he was appointed a Distinguished Professor of Medicine. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as the Assistant Surgeon General in the U.S. Public Health Service. Dr. Rubin has served on the Board of CardioNet, Inc. since 2007. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College. Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

Jerome Zeldis, MD, PhD has been a director since June 2011. Dr. Zeldis is currently Chief Executive Officer of Celgene Global Health and Chief Medical Officer of Celgene Corporation, a publicly traded, fully integrated biopharmaceutical company, where he has been employed since 1997. From September 1994 to February 1997, Dr. Zeldis worked at Sandoz Research Institute and the Janssen Research Institute in both clinical research and medical development. He has been a board member of several biotechnology companies and is currently on the boards of the NJ Chapter of the Arthritis Foundation, the Castleman’s Disease Organization and PTC Therapeutics. Additionally, he has served as Assistant Professor of Medicine at the Harvard Medical School (from July 1987 to September 1988), Associate Professor of Medicine at University of California, Davis from (September 1988 to September 1994), Clinical Associate Professor of Medicine at Cornell Medical School (January 1995 to December 2003) and Professor of Clinical Medicine at the Robert Wood Johnson Medical School (July 1998 to June 2010). Dr. Zeldis received a BA and an MS from Brown University, and an M Phil, an MD, and a PhD in Molecular Biophysics and Biochemistry from Yale University. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He has published 116 peer reviewed articles and 24 reviews, book chapters, and editorials. Dr. Zeldis was selected to serve as a member of our Board of Directors because of his experience as an executive officer of a publicly traded biopharmaceutical company and in clinical research and medical development, and his experience in the health care industry, including his experience as an internist, gastroenterologist and professor of medicine.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the election of all of the nominees listed above.

Board Leadership Structure

Our Board of Directors believes that Dr. Schaber’s service as both the Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company and our business and, therefore, is best positioned to develop agendas that ensure that our Board of Directors’ time and attention are focused on the most important matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.

Our Board of Directors has determined that Mr. Brownlie, Mr. Lapointe, Dr. Rubin, and Dr. Zeldis, each of whom is nominated for election as a director, are, and Tamar Howson and Virgil Thompson, who did not stand for re-election at our to the Board of Directors at our June 21, 2012 Annual Meeting of Stockholders, were, “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”).  Our Board of Directors based this determination primarily on its familiarity with the directors’ employment, affiliations and family and other relationships. The Board of Directors believes that independent directors provide effective oversight of management.  Moreover, in addition to feedback provided during the course of meetings of our Board of Directors, the independent directors hold executive sessions. Following an executive session of independent directors, the independent directors’ report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties.  Our Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.

Although we believe that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and our Board of Directors may determine that it is more appropriate to separate the roles in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the year ended December 31, 2012, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.

Corporate Governance

Pursuant to our Certificate of Incorporation and By-laws, our business and affairs are managed under the direction of the Board of Directors.  Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors held 11 meetings in 2012, and each current director who served as a director during 2012, attended at least 75% of the meetings of the Board of Directors and each of the committees on which he or she served.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors, other than Tamar Howson and Virgil Thompson who did not stand for re-election, attended the Annual Meeting in person.

The Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating and Corporate Governance. The Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the “Investors” section.

We have adopted a code of ethics that applies to all of our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer, controller, and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the “Investors” section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Compensation Committee

The Board of Directors has a Compensation Committee, which is comprised of Dr. Rubin (Chair), Mr. Brownlie and Dr. Zeldis.

The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, making grants of salary and annual incentive compensation and approving certain employment agreements. The Board of Directors has determined that Dr. Rubin, Mr. Brownlie and Dr. Zeldis are “independent” directors, as such term is defined by the applicable NASDAQ listing standards.  The Compensation Committee met two times during the fiscal year ended December 31, 2012.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (“Nominating Committee”), which is comprised of Dr. Zeldis (Chair), Mr. Brownlie and Mr. Lapointe.

The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that Dr. Zeldis, Mr. Brownlie and Mr. Lapointe are “independent” directors, as such term is defined by the applicable NASDAQ listing standards.  The Nominating Committee met two times during the fiscal year ended December 31, 2012.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for nomination, the Nominating Committee also takes into account the director’s history of attendance at meetings of the Board of Directors or its committees, the director’s tenure as a member of the Board of Directors, and the director’s preparation for and participation in such meetings.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an Annual Meeting of Stockholders must otherwise comply with our By-laws regarding stockholder proposals and nominations. See “Deadline for Stockholder Proposals” contained herein.

Diversity Considerations in Identifying Director Nominees

We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, our Nominating Committee does consider each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.

Audit Committee

The Board of Directors has an Audit Committee, which is comprised of Mr. Brownlie (Chair), Mr. Lapointe and Dr. Rubin.  The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and the independent registered public accountants. Its primary duties are to serve as an independent and objective party to monitor the financial process and internal control system, to review and appraise the audit effort of the independent registered public accountants and to provide an open avenue of communication among the independent registered public accountants, financial and senior management, and the Board of Directors.  The Board of Directors has determined that Mr. Brownlie, Mr. Lapointe and Dr. Rubin are “independent” directors, within the meaning of applicable listing standards of NASDAQ and the Exchange Act and the rules and regulations thereunder.  Mr. Brownlie qualifies as an “audit committee financial expert” as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2012.

Report of the Audit Committee of the Board of Directors

The Audit Committee submits the following report for the year ended December 31, 2012:

The Audit Committee has reviewed and discussed with both management and the independent registered public accountants the audited consolidated financial statements as of and for the year ended December 31, 2012. The Audit Committee’s review included discussion with the auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Submitted by the Audit Committee,

/s/ Keith L. Brownlie (Chair of Audit Committee)
/s/ Gregg A. Lapointe
/s/ Robert J. Rubin

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

EXECUTIVE COMPENSATION

Summary Compensation

The following table contains information concerning the compensation paid during each of the two years ended December 31, 2012 to our Chief Executive Officer and each of the four other most highly compensated executive officers during 2012 (collectively, the “Named Executive Officers”).

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber (1)	CEO & President	2012	$390,000	-	-	$38,006	$428,006
		2011	$370,000	$50,000	$68,400	$35,529	$523,929
Robert N. Brey (2)	CSO & Senior VP	2012	$210,000	-	-	$23,375	$233,375
		2011	$210,000	$13,000	$19,950	$21,853	$264,803
Kevin J. Horgan (3)	CMO & Senior VP	2012	$290,000	-	-	$26,214	$316,214
		2011	$281,589	$16,000	$203,575	$22,543	$523,707
Joseph M. Warusz (4)	VP & Acting CFO	2012	$180,000	-	-	$38,006	$218,006
		2011	$104,028	$7,000	$152,620	$19,627	$283,275

(1)
Dr. Schaber deferred payment of his 2011 annual bonus of $50,000 until January 15, 2012. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no bonus was awarded or option awards issued.

(2)
Dr. Brey deferred payment of his 2011 annual bonus of $13,000 until January 15, 2012. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no bonus was awarded or option awards issued.

(3)
Dr. Horgan deferred payment of his 2011 annual bonus of $16,000 until January 15, 2012. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no bonus was awarded or option awards issued.

(4)
Mr. Warusz deferred payment of his 2011 annual bonus of $7,000 until January 15, 2012. Option award figures include the value of Common Stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by us. In 2012, no bonus was awarded or option awards issued.

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Employment and Severance Agreements

In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. This employment agreement was renewed in December 27, 2007 for an additional term of three years. We agreed to issue him options to purchase 125,000 shares of our Common Stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependents. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of $300,000 and bonus of $100,000) remained unchanged from 2006 with the 2007 renewal. Upon a change in control of our company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms). In the event of his death during the term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family. This agreement automatically renewed in December 2010 for an additional term of three years.

On June 22, 2011, the Compensation Committee approved the increase in salary for Dr. Schaber to $390,000. Additionally, his fixed minimum annual bonus payable was eliminated and revised to an annual targeted bonus of his annual base salary. Dr. Schaber’s targeted bonus is 40%. On December 6, 2012, the Compensation Committee approved the increase in salary for Dr. Schaber to $402,000.

In January 2011, we entered into a two-year employment agreement with Dr. Kevin J. Horgan. Pursuant to this employment agreement we agreed to pay Dr. Horgan a base salary of $290,000 per year, a one-time signing bonus of $15,000 and a targeted annual bonus of 30% of base salary. We agreed to issue him options to purchase 62,500 shares of our Common Stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Horgan six months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance benefits for Dr. Horgan and his dependents. No unvested options shall vest beyond the termination date. On December 6, 2012, the Compensation Committee approved the increase in salary for Dr. Horgan to $300,000.

We do not currently have an employment agreement with Dr. Robert N. Brey, our Chief Scientific Officer and Senior Vice President. Dr. Brey’s compensation is determined by our Board of Directors and the Compensation Committee. On December 6, 2012, the Compensation Committee approved the increase in salary for Dr. Brey to $214,000.

In May 2011, we entered into a one-year employment agreement with Mr. Joseph M. Warusz, our Acting Chief Financial Officer, Vice President Finance and Chief Accounting Officer. Pursuant to the agreement, we have agreed to pay Mr. Warusz $175,000 per year and a targeted annual bonus of 20% of base salary. We also agreed to issue him options to purchase 40,000 shares of our Common Stock with one-third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause”, as defined in this agreement, we would pay Mr. Warusz three months of severance, accrued bonuses and vacation, and health insurance benefits. No unvested options vest beyond the termination date. On December 1, 2011, the Compensation Committee increased the salary of Mr. Warusz to $180,000. On December 6, 2012, the Compensation Committee approved the increase in salary for Mr. Warusz to $186,000.

In February 2007, our Board of Directors authorized the issuance of the following number of shares to each of Dr. Schaber and Dr. Brey immediately prior to the completion of a transaction, or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from our company and/or our stockholders to a third party: 50,000 common shares to Dr. Schaber and 10,000 common shares to Dr. Brey. The amended employment agreement with Dr. Schaber includes our obligation to issue such shares to him if such event occurs.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2012. We have never issued Stock Appreciation Rights.

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date
Christopher J. Schaber	125,000	-	-	$5.40	8/28/2016
	45,000	-	-	$9.40	8/9/2017
	140,000	-	-	$1.20	12/17/2018
	89,375	20,625	20,625	$4.64	6/30/2020
	60,000	60,000	60,000	$0.64	11/30/2021

Robert N. Brey	30,000	-	-	$6.60	5/10/2016
	10,000	-	-	$9.40	8/9/2017
	40,000	-	-	$1.20	12/17/2018
	34,529	7,971	7,971	$4.64	6/30/2020
	17,502	17,498	17,498	$0.64	11/30/2021

Kevin J. Horgan	42,976	19,533	19,533	$3.44	1/30/2021
	30,000	30,000	30,000	$0.64	11/30/2021

Joseph M. Warusz	25,000	15,000	15,000	$4.10	5/30/2021
	15,000	15,000	15,000	$0.64	11/30/2021

Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned Paid in Cash (1)	Option Awards (2)	Total
Keith Brownlie	$56,250	$7,500	$63,750
Tamar D. Howson (3)	$22,500	-	$22,500
Gregg A. Lapointe	$42,500	$7,500	$50,000
Robert J. Rubin	$54,375	$7,500	$61,875
Virgil D. Thompson (3)	$24,375	-	$24,375
Jerry Zeldis	$47,500	$7,500	$55,500

(1)
Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $35,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $15,000 annually, on a prorated basis, and the chairmen of our Compensation Committee and our Nominating and Corporate Governance Committee are paid $10,000 annually, on a prorated basis. Additionally, members of our Audit Committee are paid $7,500 annually and members of our Compensation Committee and our Nominating and Corporate Governance Committee are paid $5,000 annually. This compensation is paid quarterly.

(2)
We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 15,000 shares of Common Stock. Upon re-election to the Board, each Board member will receive 25,000 stock options which vest at the rate of 25% per quarter, commencing with the first quarter after each annual meeting of stockholders.

(3)	Ms. Howson and Mr. Thompson did not stand for re-election to the Board of Directors at our June 21, 2012 Annual Meeting of Stockholders.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of Dr. Rubin, Mr. Brownlie and Dr. Zeldis. The Board of Directors has determined that Dr. Rubin, Mr. Brownlie and Dr. Zeldis are “independent” directors, as such term is defined by the applicable NASDAQ listing standards.

The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

●	executive compensation and benefits programs;

●	executive employment agreements;

●	1995 Amended and Restated Omnibus Incentive Plan; and

●	2005 Equity Incentive Plan.

The primary objectives of the Compensation Committee are to ensure that the executive compensation and benefits programs:

●	are competitive with other growing companies of similar size and business;

●	are effective in driving performance to achieve financial goals and create stockholder value;

●	are cost-efficient and fair to employees, management and stockholders; and

●	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in their contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated range for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit.

Non-executive employees are granted stock options from time to time under the 2005 Equity Incentive Plan, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

Stock Ownership Policy

In April 2012, our Board of Directors adopted a stock ownership policy applicable to our non-employee directors to strengthen the link between director and stockholder interests. Pursuant to the stock ownership policy, each non-employee director is required to hold a minimum ownership position in the Common Stock equal to the annual cash compensation paid for service on the Board of Directors, exclusive of cash compensation paid for service as a chair or member of any committees of the Board of Directors.

Stock counted toward the ownership requirement includes Common Stock held by the director, unvested and vested restricted stock, and all shares of Common Stock beneficially owned by the director held in a trust and by a spouse and/or minor children of the director. The policy provides that the ownership requirement must be attained within three years after the later of June 21, 2012 and the date a director is first elected or appointed to the Board of Directors. To monitor progress toward meeting the requirement, the Nominating and Corporate Governance Committee will review director ownership levels at the end of March of each year. Non-employee directors are prohibited from selling any shares of Common Stock unless such director is in compliance with the stock ownership policy.  As of the date hereof, all members of the Board of Directors are in compliance with this stock ownership policy.  A copy of our director compensation and stock ownership policy is publicly available on our website at www.soligenix.com under the “Investors” section.

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2007 in (i) our Common Stock, (ii) the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and (iii) the NYSE Arca Biotechnology Index.  The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.  Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	Soligenix, Inc.	S&P 500 Index	NYSE Arca Biotechnology Index
2007	100.00	100.00	100.00
2008	35.29	63.01	82.29
2009	147.06	79.67	119.78
2010	111.76	91.67	164.98
2011	16.29	93.61	138.84
2012	17.78	108.59	196.99

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of July 29, 2013, of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of July 29, 2013 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 19,030,487 shares of Common Stock outstanding as of July 29, 2013.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Randall J. Kirk (1)	6,867,816	31.90%
Paolo Cavazza (2)	3,379,950	17.36%
Christopher J. Schaber (3)	571,300	2.92%
Robert N. Brey (4)	146,566	*
Gregg A. Lapointe (5)	138,886	*
Jerry Zeldis (6)	81,666	*
Kevin J. Horgan (7)	95,935	*
Robert J. Rubin (8)	76,599	*
Keith Brownlie (9)	73,333	*
Joseph Warusz (10)	53,125	*
All directors and executive officers as a group (8 persons)	1,237,410	6.16%

1
On June 26, 2013, Randal J. Kirk, on his own behalf and on behalf of Third Security, LLC, NYM VII Holdings I, LLC and Intrexon Corporation, filed Amendment No. 1 to Schedule 13D with the Securities and Exchange Commission (the “SEC”), which amends the Schedule 13D filed May 9, 2013 with the SEC (as amended, “Schedule 13D”).  The Schedule 13D states that Mr. Kirk is Senior Managing Director of, and controls, Third Security, LLC, which is the Manager of an affiliate that manages NRM VII Holdings I, LLC, and that Mr. Kirk serves as the Chairman and Chief Executive Officer of Intrexon Corporation.  The Schedule 13D indicates that (a) Mr. Kirk, Third Security, LLC and NRM VII Holdings I, LLC have sole voting and dispositive power with respect to 3,333,333 shares of Common Stock and warrants to purchase 2,500,000 shares of Common Stock exercisable within 60 days of July 29, 2013 held by NRM VII Holdings I, LLC, and (b) Mr. Kirk and Intrexon Corporation have shared voting and dispositive power with respect to 1,034,483 shares of Common Stock held by Intrexon Corporation.  The address of the principal business office of Mr. Kirk is 2875 South Ocean Boulevard, Suite 214, Palm Beach, Florida 33480.  The address of the principal business office of NRM VII Holdings I, LLC is c/o Third Security, LLC, 1881 Grove Avenue, Redford, Virginia 24141.  The address of the principal business office of Intrexon Corporation is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.

2
On May 16, 2013, Paolo Cavazza, on his own behalf and on behalf of Sigma-Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc., filed Amendment No. 4 to Schedule 13D with the SEC, which amends the Schedule 13D filed with the SEC on February 20, 2009 as amended by Amendment No. 1 filed with the SEC on October 2, 2009, Amendment No. 2 filed with the SEC on June 28, 2010 and Amendment No. 3 filed with the SEC on January 2, 2013 (the “Schedule 13D”).  The Schedule 13D indicates that (a) Mr. Cavazza has sole voting and dispositive power with respect to (i) 59,539 shares held by Mr. Paolo Cavazza and (ii) 164,146 shares of common stock and warrants to purchase 87,854 shares held by SINAF SA, and (b) Mr. Cavazza, Sigma-Tau Finanziaria S.p.A., Sigma-Tau International S.A., Sigma-Tau America S.A. and Sigma-Tau Pharmaceuticals, Inc. have shared voting and dispositive power with respect to 2,711,392 shares of common stock and warrants to purchase 357,069 shares of common stock exercisable within 60 days of July 29, 2013 held by Sigma-Tau Pharmaceuticals, Inc. Sigma-Tau Pharmaceuticals, Inc. is a direct wholly-owned subsidiary of Sigma-Tau America S.A., which is a direct wholly-owned subsidiary of Sigma-Tau International S.A., which is a direct wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Mr. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau Finanziaria S.p.A. SINAF SA is an indirect wholly owned subsidiary of Aptafin S.p.A., which is owned by Mr. Paolo Cavazza and members of his family.  Mr. Paolo Cavazza’s address is Via Tesserte, 10, Lugano, Switzerland. The business address of Sigma-Tau Finanziaria S.p.A. is Via Sudafrica, 20, Rome, Italy 00144.  The business address of Sigma-Tau International S.A. is 19-21 Boulevard du Prince Henri, L-1724 Luxembourg.  The business address of Sigma-Tau America S.A. is 19-21 Boulevard du Prince Henri, L-1724 Luxembourg.  The business address of Sigma-Tau Pharmaceuticals, Inc. is 9841 Washingtonian Boulevard, Suite 500, Gaithersburg, Maryland 20878.

3
Includes 59,681 shares of common stock owned by Dr. Schaber, options to purchase 502,500 shares of common stock exercisable within 60 days of July 29, 2013, and warrants to purchase 9,119 shares of common stock exercisable within 60 days of July 29, 2013. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

4
Includes options to purchase 146,566 shares of common stock exercisable within 60 days of July 29, 2013. The address of Dr. Brey is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

5
Includes 48,781 shares of common stock, options to purchase 60,837 shares of common stock exercisable within 60 days of July 29, 2013, and warrants to purchase 29,268 shares of common stock exercisable within 60 days of July 29, 2013. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

6
Includes 48,809 shares of Common Stock, options to purchase 15,000 shares of common stock exercisable within 60 days of July 29, 2013 and warrants to purchase 17,857 shares of Common Stock exercisable within 60 days of July 29, 2013. The address of Mr. Zeldis is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

7
Includes options to purchase 95,935 shares of common stock owned by Dr. Horgan exercisable within 60 days of July 29, 2013. The address of Dr. Horgan is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

8
Includes 12,195 shares of common stock, options to purchase 57,087 shares of common stock exercisable within 60 days of July 29, 2013, and warrants to purchase 7,317 shares of common stock exercisable within 60 days of July 29, 2013. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

9
Includes 19,047 shares of Common Stock, options to purchase 40,000 shares of common stock exercisable within 60 days of July 29, 2013 and warrants to purchase 14,286 shares of Common Stock exercisable within 60 days of July 29, 2013. The address of Mr. Brownlie is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

10
Includes options to purchase 53,125 shares of common stock owned by Mr. Warusz exercisable within 60 days of July 29, 2013. The address of Mr. Warusz is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

*	Indicates less than 1%.

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Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. In September 2007, our stockholders approved an amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan by 1,000,000 shares, bringing the total shares reserved for issuance under the plan to 2,000,000 shares. In September 2010, our stockholders approved a second amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our Common Stock available for issuance under the plan by 750,000 shares, bringing the total shares reserved for issuance under the plan to 1,750,000 shares. The following table provides information, as of December 31, 2012 with respect to options outstanding under our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	1,457,724	$3.19	129,711
Equity compensation plans not approved by security holders	-	-	-
Total	1,457,724	$3.19	129,711

(1)
Includes our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.  Our 1995 Plan expired in 2005 and thus no securities remain available for future issuance under that plan.

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PROPOSAL 2
AMENDMENT TO 2005 PLAN

General

In 2005, the Board of Directors and stockholders adopted the 2005 Plan. The 2005 Plan constitutes a key element of our total compensation program. This plan is designed to advance our interests by providing for the grant of stock-based and other incentive awards to our key employees and key non-employees.

Purpose

As a result of prior grants of stock options under the 2005 Plan, 101,211 shares of Common Stock remained available for grant under the 2005 Plan as of July 29, 2013.  The Board has unanimously adopted resolutions setting forth the proposed amendment to the 2005 Plan, declaring its advisability and directing that the proposed amendment be submitted to stockholders for their approval. If adopted by the stockholders, the amendment will become immediately effective, which we currently expect will occur on or about September 25, 2013.  If approved, the total number of shares available for the grant under the 2005 Plan will be increased by 1,250,000 shares, and the aggregate number of shares will increase from 1,750,000 to 3,000,000.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the proposed amendment to the 2005 Plan.

Summary of the 2005 Plan

The following summary of the material features of the 2005 Plan is qualified in its entirety by the full text of the 2005 Plan that appears as Annex B to this proxy statement. All references to the “Code” are to the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.  This summary includes the proposed increase in the number of shares of Common Stock available for the grant under the 2005 Plan.

The 2005 Plan became effective on December 29, 2005 and will terminate on the date of the annual meeting of the Board of Directors immediately following the tenth (10th) anniversary of the Board of Director’s adoption of the plan. The 2005 Plan is administered by the Compensation Committee of the Board of Directors.

The 2005 Plan provides for the grant of stock options (both non-statutory options or “NSOs” and, in the case of employees, incentive stock options or “ISOs”), restricted stock, deferred stock and unrestricted stock. Unless otherwise determined by the Compensation Committee, awards may not be transferred except by will or by the laws of descent and distribution.

Number of Shares.

A maximum of 3,000,000 shares of Common Stock may be delivered in satisfaction of awards made under the 2005 Plan, assuming the proposed increase in the number of shares of Common Stock available for the grant under the 2005 Plan is approved.  The maximum number of shares of Common Stock for which stock options may be granted to any person in any calendar year will be 200,000. The maximum benefit that will be paid to any person under other awards in any calendar year will be 100,000 shares. In the event of a stock dividend, stock split or other change in our capital structure, or a distribution to stockholders other than normal cash dividends, the Compensation Committee will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to and available for awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Compensation Committee may also make similar adjustments in response to any other event, as the Compensation Committee deems appropriate, to avoid distortion in the operation of the 2005 Plan. Any such adjustment shall, to the extent applicable, comply with Section 409A of the Code.

The share limitations described above are in addition to the limitation on the number of shares available for awards under the 2005 Plan. The maximum number of shares that may be issued under the proposed amendment to the 2005 Plan represents approximately 6% of the total number of currently authorized shares of Common Stock.

Administration of 2005 Plan.

The 2005 Plan is administered by a committee of the Board of Directors, currently the Compensation Committee. Members of the Compensation Committee are required to satisfy applicable requirements for independence. The Compensation Committee will have full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. The Compensation Committee will determine any questions that may arise regarding the interpretation and application of the provisions of the 2005 Plan and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Compensation Committee’s determinations are conclusive and bind all parties.

Eligibility.

Participation in the 2005 Plan is limited to our key employees and to key non-employees (other persons or entities including consultants and non-Employee directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success).

Stock Options.

Each stock option awarded under the 2005 Plan will be a NSO unless expressly designated as an ISO at the time of the grant. The exercise price of stock options granted under the 2005 Plan will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the Common Stock subject to the option, determined at the time the option is granted unless otherwise required by the Code with respect to an ISO. The term of any option granted under the 2005 Plan may not exceed ten years. Options will be exercisable at such time or times and on such conditions as the Compensation Committee specifies. Notwithstanding the foregoing, to the extent that any NSO is granted at an exercise price less than 100% of the fair market value of the Common Stock subject to the option, the requirements of Section 409A of the Code shall be satisfied as set forth in more particularity in the individual stock option agreement.

Restricted Stock Awards; Unrestricted Stock; Deferred Stock.

The 2005 Plan provides for awards of nontransferable shares of Common Stock which may be subject to repurchase or forfeiture as set forth in more particularity in the individual restricted stock agreement. The Compensation Committee may, at the time any other award is granted, provide that any or all the Common Stock delivered pursuant to an award will be restricted Common Stock. The 2005 Plan also provides for awards of unrestricted stock, but no more than 75,000 shares of unrestricted stock in the aggregate may be granted at less than fair market value or not in lieu of cash compensation equal to fair market value. The 2005 Plan provides for deferred grants entitling the recipient to receive Common Stock upon the satisfaction of conditions determined by the Compensation Committee in its discretion. To the extent required, all such awards shall comply with the requirements of Section 409A of the Code.

Performance Awards.

Any award under the 2005 Plan may be made subject to the satisfaction of performance criteria specified by the Compensation Committee. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Code, the Compensation Committee will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  Any performance criterion based on performance over time will be determined by reference to a period of at least one year. The Compensation Committee will determine whether the performance criteria that have been chosen for a particular performance award have been met. Notwithstanding the foregoing, to the extent that any award under the 2005 Plan may be subject to Section 409A of the Code and subject to the satisfaction of performance criteria specified by the Compensation Committee, such performance parameters shall specifically comply with Section 409A of the Code in addition to such criteria necessary to qualify for exemption under Section 162(m) of the Code.

Termination of Affiliation with Company: Effect on Stock Options.

Except as otherwise determined by the Compensation Committee or as stipulated by an employment contract, if a participant in the 2005 Plan dies, any ISO or NSO granted with an exercise price equal to or greater than the fair market value of the underlying shares owned by the participant will, to the extent exercisable on the date of death, remain exercisable for a one-year period, provided that no such option will be exercisable beyond the end of its original term. In addition, and except as otherwise determined by the Compensation Committee or as stipulated by an employment contract, if a participant’s affiliation with us ends because of the participant’s total and permanent disability, then any ISOs and NSOs granted with an exercise price equal to or greater than the fair market value of the underlying shares held by the participant that were exercisable at the time of disability may be exercised by the participant at any time in accordance with the original terms of the options. Finally, and except as otherwise determined by the Compensation Committee, if a participant’s employment (or other applicable affiliation with us) terminates for any reason other than death or disability, ISOs and NSOs granted with an exercise price equal to or greater than the fair market value of the underlying shares that were exercisable at the time the participant ceased to be affiliated with us will remain exercisable for three months, provided that (i) under no circumstances will any option be extended beyond its original term; and (ii) in the case of termination of the participant for cause, the Compensation Committee may elect to terminate any options immediately. In all cases, ISOs and NSOs granted with an exercise price equal to or greater than the fair market value of the underlying shares that are not exercisable on the date of termination will terminate on that date. With respect to any NSO granted with an exercise price equal to or greater than the fair market value of the underlying shares, the treatment of the option upon a termination of affiliation with us shall be set forth in the individual stock option agreement as determined by the Compensation Committee.

Termination of Affiliation with the Company: Effect on Restricted and Deferred Stock.

Upon a termination of affiliation with us, as set forth in more particularity in the individual restricted and/or deferred stock award agreement and as determined by the Compensation Committee, any share of Common Stock subject to a continuing restriction may be repurchased by us. Common Stock awards, whether restricted or deferred, to which the participant did not become irrevocably entitled prior to the termination of the participant’s affiliation with us will be forfeited upon termination of affiliation.

Effect of Certain Mergers, Consolidations, Etc.

In the case of certain mergers, consolidations or similar transactions in which a majority of our stock or all or substantially all of its assets are acquired, or in the case of a dissolution or liquidation, the Compensation Committee may, in its discretion, make options immediately exercisable, remove restrictions on shares of restricted Common Stock, waive conditions on any deferred awards of Common Stock and remove any performance or other conditions on any award. In addition, the Compensation Committee may, under such circumstances, provide for replacement awards for certain participants. Notwithstanding the foregoing, to the extent applicable, any such modification and/or replacement award shall comply with the requirements of Section 409A of the Code as set forth in more particularity in the individual option or stock award agreement.

Amendment of 2005 Plan.

The Compensation Committee may amend the 2005 Plan or any outstanding award for any purpose that may at the time be permitted by law, and may at any time terminate the 2005 Plan as to any future grants of awards. The Compensation Committee may not, without the approval of our stockholders, effectuate a change to the 2005 Plan (i) for which stockholder approval is required in order for the 2005 Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code; or (ii) if the change would increase the aggregate number of shares of Common Stock that may be delivered under the 2005 Plan, or change the class of persons or entities that qualify as participants under the 2005 Plan. Specifically, and in addition to the foregoing, the 2005 Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including but not limited to Section 409A of the Code.

Federal Income Tax Consequences

The following discussion summarizes certain of the material federal income tax consequences under the Code of the issuance and receipt of options under the 2005 Plan.

Incentive Stock Options.

In general, an optionee realizes no taxable income upon the grant or exercise of an ISO, although the exercise of an ISO may result in an alternative minimum tax liability. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (with a corresponding deduction available to us) generally equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is generally treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent disposition is generally treated as a long-term capital gain or loss for which we are not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a NSO. ISOs are also treated as non-statutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-statutory Options.

In general, in the case of a NSO granted with an exercise price equal to or greater than the fair market value of the underlying shares, the optionee has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price.  A corresponding deduction is available to us equal to the amount of ordinary income recognized by the optionee.  Upon a subsequent disposition of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction. The ordinary income recognized on exercise shall be subject to applicable withholding and employment taxes.

With respect to NSOs granted with an exercise price at less than the fair market value of the underlying shares, it is intended that, the individual stock option agreement will contain such terms and conditions as are required under Section 409A of Code including without limitation provisions applicable to the vesting and exercise of such NSOs such that taxation will not occur until exercise of these options under the general rules for NSOs granted with an exercise price equal to or greater than the fair market value of the underlying shares.

The foregoing summary assumes that stock options are exercised for substantially vested stock. Where a stock option is exercised for restricted stock, as is permitted by the 2005 Plan, the tax treatment will differ from the treatment summarized above. In general, a participant who exercises a NSO for restricted stock will have income taxable at ordinary income rates only when the stock vests, in an amount equal to the fair market value of the stock at time of vesting less the exercise price. However, the participant may make a special election under Section 83(b) of the Code to have the income measured and taken into account, instead, at time of exercise. Such election must be made within 30 days of exercise. In either case, a corresponding deduction will be available to us. In the case of a participant who exercises an ISO for restricted stock, the determination of “alternative minimum taxable income” (relevant in determining whether an alternative minimum tax must be paid) will follow rules similar to the rules for determining ordinary income in the case of the exercise of a NSO. For federal income tax purposes, the exercise of an ISO for restricted stock will be treated the same as the exercise of an ISO for substantially vested stock, provided that the shares are held for the requisite one-year and two-year holding periods described above, but further provided that an election under Section 83(b) of the Code may not be available with respect to the early recognition of ordinary income upon exercise if the one-year and two-year holding periods described above are not met.

Specific provisions regarding the impact of a change in control of the Company on any award granted under the 2005 Plan will, to the extent necessary, comply with the requirements of Section 409A of the Code and as set forth in more particularity in the individual option and/or stock award agreement.

The Code also limits to $1 million the deduction we may claim for compensation paid annually to any of the Chief Executive Officer or the three most highly paid executive officers other than the Chief Financial Officer (each a “Covered Person”), subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the 2005 Plan are intended to qualify for this exemption.

Stock Awards.

Persons receiving Common Stock pursuant to an award generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. Such compensation income will be taxed at ordinary income rates and subject to applicable withholdings and employment taxes. We generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognized capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s adjusted tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the seller as compensation income). Special rules apply if the Common Stock acquired pursuant to an award is subject to vesting, or is subject to restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders. Deferred stock issued pursuant to an award may also be subject to special rules. In addition, any award issued pursuant to the 2005 Plan, except ISOs and NSOs granted at fair market value, may be subject to the requirements of Section 409A of the Code and accordingly, subject to special rules.

Compliance with Section 409A of the Code.

To the extent applicable, it is intended that the 2005 Plan and any grants made thereunder comply with or are otherwise exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2005 Plan and any grants made under the 2005 Plan will be administered in a manner consistent with this intent. Any reference in the 2005 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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PROPOSAL 3

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote to approve, on an advisory (non-binding) basis, the compensation of their named executive officers as disclosed in their proxy statements in accordance with the SEC’s rules.

As described under the heading “Executive Compensation,” our executive compensation programs are designed to attract, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of annual, long-term and strategic goals, and corporate goals.  Please read the “Executive Compensation” section beginning on pages 10 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.  The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of financial performance and returns to stockholders.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the 2013 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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PROPOSAL 4

Advisory Vote on Frequency of the Vote on Executive Compensation

The Dodd-Frank Act also requires companies that are subject to the SEC’s proxy rules and regulations to hold a stockholder vote, on an advisory (non-binding) basis, to indicate how frequently they should seek an advisory vote on the compensation of their named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.  By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officers’ compensation once every three years, two years, or one year.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on executive compensation. The Company believes a triennial vote would align more closely with the multi-year employment agreements and the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three-year timeframe.  Setting a three-year period for holding this stockholder vote will strike a balance between the desire to enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy and the need to provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results.  We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of three years, two years, one year or abstain from voting when voting in response to the resolution set forth below.

“RESOLVED, that the option of once every three  years, two years, or one year that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

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PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed EisnerAmper LLP, independent registered public accountants, as auditors of our financial statements for the year ending December 31, 2013, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” ratification of EisnerAmper LLP as our independent auditors for the year ending December 31, 2013.

The following table highlights the aggregate fees billed during each of the two years ended December 31, 2012 by EisnerAmper LLP.

	2012	2011
Audit fees	$117,100	$105,347
Audit related fees	19,290	32,500
Tax fees	8,400	8,524
Total	$144,790	$146,371

Other Fees

Our principal accountants did not bill us for any services or products other than as reported above during each of the two years ended December 31, 2012.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

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OTHER MATTERS

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2014 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than May 28, 2014. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our By-laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our By-laws provide that stockholders desiring to bring business before the 2014 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this proxy statement. The written notice must include the information required by Section 2.4 of the By-laws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-K

Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 that was filed with the SEC, a copy of which is made available with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-K made available with this proxy statement does not include copies of the exhibits to that filing.  We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies.  We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

By order of the Board of Directors,

/s/ Christopher J. Schaber
Christopher J. Schaber, PhD
Chairman and Chief Executive Officer

ANNEX A

THIRD AMENDMENT
TO
2005 EQUITY INCENTIVE PLAN

1.           Amendment

1.1         This Third Amendment (this “Third Amendment”) to the 2005 Equity Incentive Plan (the “Plan”) of Soligenix, Inc., a Delaware corporation (the “Company”), is intended to increase the maximum number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Plan by 1,250,000 shares, bringing the total shares reserved for issuance under the Plan to 3,000,000 shares.

1.2         Capitalized terms used and not otherwise defined herein will have the meanings ascribed to them in the Plan.

2.           Shares Subject to the Plan

2.1         Section 2.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)           The shares of stock subject to options, awards of restricted stock, performance awards, awards of deferred stock or unrestricted stock shall be the Company’s Common Stock, $.001 par value. The aggregate number of such shares that may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed 3,000,000, subject to adjustment as provided in Section 9.3. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.”

3.           Except as amended by this Third Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Third Amendment to the 2005 Equity Incentive Plan has been executed on behalf of the Company effective as of _____________.

SOLIGENIX, INC.

Christopher J. Schaber, Ph.D.
Chief Executive Officer